Exhibit 99.1

Bridgeline Digital Announces $2.7 million Registered Direct Offering

Woburn, Mass., Feb. 4, 2021 (GLOBE NEWSWIRE) -- Bridgeline Digital, Inc. (NASDAQ: BLIN), a provider of cloud-based Marketing Technology software, announced today a registered direct offering of 880,000 shares of its common stock (the “Offering”) at a price to the public of $3.10 per share, for gross proceeds of approximately $2.7 million prior to deduction of commissions and offering expenses payable by Bridgeline. The lead investors for the Offering include those certain of the Special Situations Funds and other institutional investors.

Joseph Gunnar & Co., LLC is acting as the lead placement agent and Taglich Brothers Inc. is acting as co-placement agent.

The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes. The closing of the offering is expected to take place on or about February 8, 2021, subject to the satisfaction or waiver of customary closing conditions.

The shares of common stock described above are being offered pursuant to a "shelf" registration statement on Form S-3 (File No. 333-239104) that was filed by the Company with the Securities and Exchange Commission (SEC) and was declared effective on June 25, 2020. The Company will file a prospectus supplement with the SEC relating to such shares of common stock. Copies of the prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering may be obtained, when available, from Joseph Gunnar & Co., LLC. 30 Broad Street, 11th Floor, New York, NY 10004, or by email at investmentbanking@jgunnar.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Bridgeline

Bridgeline helps companies grow online revenues by increasing their traffic, conversion rate, and average order value with its Unbound platform and suite of apps. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

100 Sylvan Road Suite G700 ♦ Wobfurn, MA 01801

Forward-Looking Statements

Certain of the statements made in this press release are forward-looking, such as those, among others, relating to our expectations regarding the completion of the proposed offering. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to whether or not we will be able to raise capital through the sale of shares of common stock, the final terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that we will be able to complete the proposed offering on the anticipated terms, or at all. We will need to raise additional capital to fund our operations and may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our current business initiatives. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Certain other risks are more fully discussed in the section entitled "Risk Factors" in the prospectus supplement and the prospectus relating to the offering, our most recent annual report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the SEC. Our SEC filings are available on the SEC's website at www.sec.gov. In addition, any forward-looking statements represent our views only as of the issuance of this release and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Contact:

Mark G. Downey

Chief Financial Officer

Bridgeline Digital, Inc.

mdowney@bridgeline.com

100 Sylvan Road Suite G700 ♦ Wobfurn, MA 01801